                                                                   EXHIBIT 9(ee)




                              AMENDMENT NO. 2
                            PARTICIPATION AGREEMENT




    The Participation Agreement (the "Agreement"), dated December 19, 1995, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware corporation, Glenbrook Life and Annuity Company, an Illinois life insurance company and Allstate Life Financial Services, Inc., a Delaware corporation, is hereby amended as follows:

    Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:



                                  "SCHEDULE A

 SEPARATE ACCOUNTS UTILIZING THE FUNDS                      FUNDS AVAILABLE UNDER THE SEPARATE ACCOUNTS
 -------------------------------------                      -------------------------------------------
 Glenbrook Life and Annuity Company                         AIM V.I. Capital Appreciation Fund
  Separate Account A*                                       AIM V.I. Diversified Income Fund
                                                            AIM V.I. Global Utilities Fund
                                                            AIM V.I. Government Securities Fund
 Glenbrook Life A I M Variable Life                         AIM V.I. Growth Fund
  Separate Account A**                                      AIM V.I. Growth and Income Fund
                                                            AIM V.I. International Equity Fund
                                                            AIM V.I. Money Market Fund
                                                            AIM V.I. Value Fund





 _______________

 *  The Policy funded by the Separate Account is
    Individual and Group Flexible Premium Deferred
    Variable Annuity Contracts

 ** The Contract funded by the Separate Account is AIM Lifetime Plus(SM) Variable Life"



All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.




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Effective Date:   September 2, 1997







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
                                                   AIM VARIABLE INSURANCE FUNDS, INC.
Attest:   /s/ NANCY L. MARTIN                      By:    /s/ ROBERT H. GRAHAM
        -------------------------------------          --------------------------------------------
             Assistant Secretary                                             President
(SEAL)


                                                   A I M DISTRIBUTORS, INC.


Attest:   /s/ NANCY L. MARTIN                      By:    /s/ MICHAEL J. CEMO
        -------------------------------------          --------------------------------------------
             Assistant Secretary                                             President
(SEAL)


                                                   GLENBROOK LIFE AND ANNUITY COMPANY


Attest:   /s/ BRENDA D. SNEED                      By:    /s/ PETER H. HICKEN
        -------------------------------------          --------------------------------------------
             Assistant Secretary                                             President

(SEAL)


                                                   ALLSTATE LIFE FINANCIAL SERVICES, INC.


Attest:    /s/ ILLEGIBLE                           By:    /s/ ROBERT J. KELLY
        -------------------------------------          --------------------------------------------
             Assistant Secretary                                             President

(SEAL)







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